UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2019

TRIPLE-S MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Class B, $1.00 par value	GTS	New York Stock Exchange (NYSE)

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2019, Triple-S Salud, Inc., a Puerto Rico insurance company (“Triple-S”) and managed care subsidiary of Triple-S Management Corporation (the “Company”), amended its contract (the “Amendment”) with the Puerto Rico Health Insurance Administration (“ASES,” by its Spanish acronym) for the offering of health care services for the Medicaid and Child Health Insurance subscribers for the Government of Puerto Rico’s revised Medicaid health insurance program (the “Contract”). The Company announced the entry into the Contract under Item 1.01 of a Current Report on Form 8-K dated September 27, 2018.

The Amendment, among other things, maintains the current per member per month payments made by ASES to Triple-S under the Contract for fifteen (15) days following the expiration of the prior rating period, which ended on October 31, 2019, to allow the parties additional time to complete their ongoing revision of the per member per month payments for the new rating period, which runs from November 1, 2019 until June 30, 2020, as per the Amendment.  Once an agreement is reached, the updated per member per month payments will be effective as of November 1, 2019, as if they had been agreed to upon the expiration of the prior rating period.

The foregoing summary of the terms and conditions of the Amendment is subject to, and qualified in its entirety by, the full text of the Amendment which will be filed with the Company’s next periodic filing under the Securities and Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: November 6, 2019	By:	/s/ Roberto García Rodríguez
Name: Roberto García Rodríguez
Title: President and CEO